Exhibit 4.2

        The securities represented by this Warrant and issuable upon exercise hereof have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or under the provisions of any applicable state securities laws, but have been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the 1933 Act, and under any applicable state securities laws. These securities and the securities issued upon exercise hereof may not be sold, pledged, transferred or assigned, nor may this Warrant be exercised, except in a transaction which is exempt under the provisions of the 1933 Act and any applicable state securities laws or pursuant to an effective registration statement.

VOID AFTER 5:00 P.M. MOUNTAIN TIME ON JUNE 30, 2007

WARRANT TO PURCHASE __________ SHARES OF COMMON STOCK

A4S TECHNOLOGIES, INC.

No. W-______

        FOR VALUE RECEIVED, A4S Technologies, Inc. (the “Company”), a Montana corporation with its principal offices located at 3973 MT Hwy 35, Kalispell, MT 59901, hereby certifies that _________________ at _____________________ (the “Holder”) is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time, or from time to time during the period commencing on the date hereof and expiring at 5:00 p.m. Mountain Time, on June 30, 2007 (the “Expiration Date”), up to __________ fully paid and non-assessable shares of the Company’s Common Stock (the “Warrant Stock”) at a price of $x.xx per share (the “Exercise Price”). The number of shares of Warrant Stock and the Exercise Price may be adjusted from time to time as hereinafter set forth.

        The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

    1.           Exercise of Warrant. Subject to the limitations set forth below in this Section 1 and in Section 6 hereof, this Warrant may be exercised in whole or in part, during the period expiring at 5:00 p.m. Mountain Time on the Expiration Date or, if such day is a day on which banking institutions in Denver, Colorado are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. As soon as practicable after each such exercise of the Warrants the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Stock, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the transfer agent of the Company, if any, at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Warrant Stock shall not then be actually delivered to the Holder. The Holder shall pay any and all documentary, stamp or similar issue or transfer taxes and fees payable in respect of the issue or delivery of shares of Warrant Stock on exercise of this Warrant.

    2.           Fractional Shares. The Company shall not be required to issue a fractional share upon the exercise of this Warrant, and the aggregate number of shares issuable will be rounded up or down to the nearest full share.

    3.           Limitation on Transfer. Subject to the provisions of Sections 6 and 7 hereof, any assignment or transfer of this Warrant shall be made by presentation and surrender of this Warrant to the Company at its principal office or at the office of its transfer agent, if any, accompanied by a duly executed Assignment Form, provided that the transfer complies with Section 7 of this Agreement. Upon the presentation and surrender of these items to the Company, the Company, at its sole expense, shall execute and deliver to the new Holder a new Warrant, in the name of the new Holder as named in the Assignment Form, and the Warrant presented or surrendered shall at that time be cancelled.

    4.           Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

    5.           Anti-Dilution Provisions.

                5.1      Adjustment for Recapitalization. If the Company shall at any time subdivide all its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to all of its stockholders without receipt of cash payment or other valid consideration, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision, dividend or distribution shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section 5.1 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

        Whenever the number of shares of Warrant Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 5.1, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Warrant Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Warrant Stock so purchasable immediately thereafter.

                5.2      Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) or if the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

    6.           Restrictions on Exercise Imposed by Federal and State Securities Laws. Holder hereby acknowledges that neither this Warrant nor any of the securities that may be acquired upon exercise of this Warrant have been registered under the 1933 Act or under the securities laws of any state. The Holder acknowledges that, upon exercise of this Warrant, the securities to be issued upon such exercise may come under applicable federal and state securities (or other) laws requiring registration, qualification or approval of governmental authorities before such securities may be validly issued or delivered upon notice of such exercise. With respect to any such securities, this Warrant may not be exercised by, and securities shall not be issued to, any Holder in which such exercise would be unlawful. As a condition to exercise, the Company may require the Holder to sign a representation letter confirming compliance with this Agreement and applicable federal and state securities laws and other applicable laws.

    7.           Transfer to Comply With the 1933 Act. This Warrant and any Warrant Stock may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows:

                 (1)        To a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 7 with respect to any resale or other disposition of such securities, or

                (2)        To any person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

        In connection with any transfer request, the Company may require that an opinion of counsel be provided by the Holder’s counsel, which counsel and opinion must be satisfactory to the Company and the Company’s counsel.

    8.           Legend. Unless the shares of Warrant Stock have been registered under the 1933 Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing shares shall bear on the face thereof substantially the following legend, as well as any other legends necessary to comply with applicable state and federal laws for the issuance of such shares:

The shares represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended (“the 1933 Act”) or any state securities laws and are “restricted securities” as that term is defined in Rule 144 under the 1933 Act. The shares may not be offered for sale, sold, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration under the 1933 Act the availability of which is to be established to the satisfaction of the Company.

    9.        Registration Rights.

                9.1        Piggyback Registrations. Whenever the Company proposes to register any of its securities under the 1933 Act and the registration form to be used may be used for the registration of Warrant Stock (a “Piggyback Registration”), the Company will give written notice to the Holder with respect of the proposed offering at least 15 days before the initial filing with the Securities and Exchange Commission (the “SEC”) of such registration statement, and offer to include in such filing such Warrant Stock as the Holder may request. The Holder desiring to have Warrant Stock registered under this Section 9.1 shall advise the Company in writing within 10 days after the date of receipt of such notice from the Company, setting forth the amount of such Warrant Stock for which registration is requested. The Company shall thereupon include in such filing the number of Warrant Stock for which registration is so requested, and shall use its best efforts to effect registration under the 1933 Act of such Warrant Stock. Notwithstanding anything in this Section 9 to the contrary, the Company shall not be required to effect any Piggyback Registration for the Holder prior to one year following the effective date of the registration statement pertaining to the Company’s initial public offering of its Common Stock (the “IPO”).

                9.2        Expenses of Registration. The Registration Expenses (as defined in Section 9.6 below) will be paid by the Company to the extent provided in Section 9.6 hereof.

                9.3        Underwritten Primary Offerings. If a Piggyback Registration is an underwritten primary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration: (i) first, the securities the Company proposes to sell, and (ii) second, the Warrant Stock requested to be included in such registration, pro rata among the holders of the Warrant Stock and other securities requested to be included in such registration.

                9.4        Underwritten Secondary Offerings. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration, the Warrant Stock requested to be included in such registration, pro rata among the holders of Warrant Stock and other securities requested to be included in such registration.

                9.5        Registration Procedures. Whenever the Holders has requested that any Warrant Stock be registered pursuant to this Warrant, the Company will use reasonable efforts to effect the registration and the sale of such Warrant Stock in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                         a.            prepare and file with the SEC a registration statement with respect to such Warrant Stock and use reasonable efforts to cause such registration statement to become effective;

                         b.            prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to keep such registration statement effective for a period equal to the shorter of (i) one year and (ii) the time by which all securities covered by such registration statement have been sold;

                         c.            furnish to each seller of Warrant Stock such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Warrant Stock owned by such seller;

                         d.            use reasonable efforts to register or qualify such Warrant Stock under such other securities or blue sky laws of such jurisdictions as any seller of Warrant Stock reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Warrant Stock owned by such seller (providedthat the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, (iii) consent to general service of process in each such jurisdiction or (iv) undertake such actions in any jurisdiction other than the states of the United States of America and the District of Columbia;

                         e.            notify each seller of such Warrant Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of such Warrant Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                         f.            provide a transfer agent and registrar for all such Warrant Stock not later than the effective date of such registration statement;

                         g.            enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Warrant Stock being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Warrant Stock (including, without limitation, effecting a stock split or a combination of shares);

                         h.            otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                         i.            in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order. If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; providedthat with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

                9.6        Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Section 9, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, and fees and disbursements of counsel for the Company and all independent certified public accountants retained by the Company (all such expenses, other than discounts and commissions related to sales by the Holder and other sellers and securities, being herein called “Registration Expenses”), will be borne by the Company.

                9.7        Participation in Underwritten Registrations. No Holder may participate in any registration hereunder which is underwritten unless such Holder (a) agrees to sell such Holder’s Warrant Stock on the basis provided in any underwriting agreements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwritten arrangements.

                9.8        Termination of Registration Rights. All registration rights granted under this Section 9 shall terminate two years after the IPO. In addition, the registration rights of a Holder will terminate if the Company is subject to the reporting provisions of the Securities Exchange Act of 1934, and the Holder’s Warrant Stock may be sold under SEC Rule 144 during any ninety-day period.

                10.        Notices. All notices required hereunder shall be in writing and shall be deemed given when sent by facsimile (receipt confirmed electronically), delivered personally, within three days after mailing when mailed by certified or registered mail, return receipt requested or within one day after sent by a reputable overnight carrier, at the address of such party as set forth on the first page, or at such other address of which the Company or Holder has been advised by notice hereunder.

                10.        Applicable Law. This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Colorado.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

Dated: ___________________	A4S TECHNOLOGIES, INC., a Montana corporation By:__________________________________ Authorized Officer

ASSIGNMENT FORM

        FOR VALUE RECEIVED, _______________________, hereby sells, assigns and transfers unto

Name:

(Please type or print in block letters)

Address:

the right to purchase Common Stock of A4S Technologies, Inc. represented by this Warrant to the extent of ____ Shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer the same on the books of the Company with full power of substitution in the premises. The undersigned understands that assignment of this Warrant is subject to compliance with Section 7 of the Warrant and the Assignee's acknowledgement of the provisions and restrictions of the Warrant.

Signature: __________________________________________	Dated: _______________________

Notice:	The signature on this Assignment must correspond with the name as it appears upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

WARRANT CONVERSION EXERCISE FORM

    TO:        A4S Technologies, Inc.

Pursuant to Section 1.2 of the Warrant Agreement, the Holder hereby irrevocably elects to convert Warrants into shares of the Company’s Common Stock. The undersigned understands that exercise of the Warrant is subject to, among other things, the limitations provided in Section 1 and compliance with Section 6 of the Warrant. A conversion calculation is attached hereto.

The undersigned requests that certificates for such shares be issued as follows:

Name: _________________________________________________________________

Address: ______________________________________________________________

Address: ______________________________________________________________

Tax ID #: ______________________________________________________________

Deliver to: ______________________________________________________________

and that a new Warrant Certificate for the balance remaining of the Warrants, if any, subject to the Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Signature: ____________________________________________________	Date: ____________________